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                                                                     EXHIBIT 5.1

                   [Concentra Managed Care, Inc. Letterhead]



                              September 23, 1997


Concentra Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts  02109

Ladies and Gentlemen:

     I have acted as counsel for Concentra Managed Care, Inc., a Delaware corporation (the "Company"), in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "POST-EFFECTIVE AMENDMENT") which amends the Registration Statement on Form S-8 (File No. 33-92290) (the "OCCUSYSTEMS REGISTRATION STATEMENT") of OccuSystems, Inc., a Delaware corporation ("OCCUSYSTEMS"). The Post-Effective Amendment is being filed with the Securities and Exchange Commission (the "COMMISSION") in connection with the assumption by the Company of certain options to purchase common stock granted pursuant to the OccuSystems, Inc. 1995 Long-Term Incentive Plan, the First Amended and Restated OccuSystems, Inc. Stock Option and Restricted Stock Purchase Plan and certain OccuSystems, Inc. Stock Option Agreements described in the OccuSystems Registration Statement (the "PLANS"), such common stock having been registered under the Securities Act of 1933 (the "ACT") pursuant to the OccuSystems Registration Statement.

     In reaching the opinions set forth herein, I have examined and am familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and OccuSystems, and such statutes, regulations, and other instructions as I have deemed necessary or advisable for purposes of this opinion, including (i) the OccuSystems Registration Statement, (ii) Post-Effective Amendment, (iii) the Amended and Restated Certificate of Incorporation of the Company, (iv) the By-Laws of the Company and (v) certain minutes of meetings of, and resolutions adopted by, the Board of Directors of the Company.

     I have assumed that (i) all information contained in all documents reviewed by me is true, correct, and complete, (ii) all signatures on all documents reviewed by me are genuine, (iii) all documents submitted to me as originals are true and complete, (iv) all documents submitted to me as copies are true and complete copies of the originals thereof, and (v) all persons executing and delivering originals or copies of documents examined by me were competent to execute and deliver such documents. In addition, I have assumed that: (i) upon exercise of the stock options (the "OPTIONS") granted under the Plans and assumed by the Company pursuant to which shares of common stock, par value $.01 per share, of the Company will be issued (the "SHARES"), (i) the full consideration for each Share shall be paid to the Company and in no event will such consideration be less than the par value for each Share, and (ii) certificates evidencing the Shares will be properly
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executed and delivered by the Company in accordance with the Delaware General
Corporation Law (the "DGCL").

     Based on the foregoing and having due regard for the legal considerations I deem relevant, I am of the opinion that the Shares, when issued by the Company upon exercise of the Options, will be validly issued, fully paid and non-assessable.

     This opinion is limited in all respects to the laws of the State of Texas, the DGCL, and the federal laws of the United States of America. You should be aware that I am not admitted to the practice of law in the State of Delaware, and the opinion herein as to the DGCL is based upon the latest unofficial compilation thereof available to me.

     This opinion letter may be filed as an exhibit to the Post-Effective Amendment. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ Richard A. Parr II

                                    Richard A. Parr II
                                    General Counsel